FOX Business Network's WALLSTREETCAST Program to Air In-Depth Look at LightPath Technologies

LightPath CEO Jim Gaynor to Appear in a Nationally Broadcast Interview Beginning on September 18th

ORLANDO, FL -- (Marketwire - September 17, 2010) - LightPath Technologies, Inc. (NASDAQ: LPTH), a global manufacturer, distributor and integrator of patented optical components and assemblies, is pleased to announce that Company President and CEO Jim Gaynor will appear on WALLSTREETCAST, a national weekly television program airing on the FOX Business Network. During these interviews, Jim Gaynor will review LightPath Technologies' capabilities and discuss those catalysts for potential future growth.

The scheduled airtimes for Jim Gaynor's interview are as follows, and will also be broadcast online at http://www.moneychannel.tv/.

  Saturday, September 18th at 1:30 PM
  Saturday, September 25th at 1:30 PM
  Saturday, October 2nd at 1:30 PM
  Saturday, October 9th at 1:30 PM

Mr. Gaynor's appearances are part of a national radio, television and Internet Media Agreement with the Money Channel Inc., through MJD Media. This agreement provides an opportunity for potential investors to learn about LightPath Technologies' products and growth strategies through interviews airing each week on "Steve Crowley's American Scene," a 20-year on-air financial national radio show, and WALLSTREETCAST, which airs on the FOX Business Network during certain times of the year. Both programs feature personal finance advice, stock market-related news and advice, and include regular CEO interviews of micro-cap and small-cap companies. American Scene alone has over 3,000,000 listeners on the three-hour daily radio broadcasts and airs on hundreds of radio channels nationwide through the IRN/USA Radio Network affiliates.

"We are extremely pleased to have this additional opportunity with WALLSTREETCAST to speak directly about our value to our shareholders, potential investors and customers. We also will use this opportunity to discuss the Company's progress and showcase our products and services in a timely fashion to our targeted audience," said CEO Jim Gaynor.

About Money Channel Inc.

The Money Channel Inc., headquartered in Coconut Creek, Florida, has operated as a media company since 2004. Its CEO, Stephen Crowley, is a former Price Waterhouse and Co. CPA-Manager, the former Money Editor of ABC's Good Morning America as well as the author of Money for Life, published by Simon & Schuster Inc. Mr. Crowley and his team have produced more than 9,000 national radio and television programs since 1982 in markets ranging from New York to San Diego and from Seattle to Miami. American Scene Radio is also co-branded with Investors Business Daily at www.investors.com/americanscene and with www.TheStreet.com founded by Jim Cramer.

About LightPath Technologies

LightPath manufactures optical products including precision molded aspheric optics, GRADIUM® glass products, proprietary collimator assemblies, laser components utilizing proprietary automation technology, higher-level assemblies and packing solutions. The Company's products are used in various markets, including industrial, medical, defense, test & measurement and telecommunications. LightPath has a strong patent portfolio that has been granted or licensed within these fields. For more information, visit www.lightpath.com.

This news release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed by LightPath Technologies, Inc. in its public filings with the Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:
Ray Pini
Director of Marketing
LightPath Technologies, Inc.
Phone: +1-407-382-4003 x336
Email: rpini@lightpath.com
Internet: www.lightpath.com